Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Jamie Fulmer- (864) 342-5633
Director of Public Affairs
jfulmer@advanceamerica.net

NEARLY TWO MILLION OHIOANS STAND UP

FOR PAYDAY ADVANCES

Ballot Initiative Falls Short, but Advance America Seeks

To Continue Serving Consumers

SPARTANBURG, S.C., Nov. 5 — Despite strong opposition from nearly two million Ohioans — who made their voices heard loud and clear — Ballot Initiative 5 was approved yesterday. This outcome will unfortunately deny responsible consumers the right to choose a sensible, reliable and regulated credit option to meet short-term financial needs.

Commenting on the outcome, Ken Compton, Chief Executive Officer of Advance America, said, “We supported the ballot initiative because consumers tell us that they value the availability of payday cash advance services — and that sentiment was validated by 1.7 million voters in Ohio. Advance America is deeply troubled to see another reduction in options available to consumers, rather than reasonable reforms that would clearly better serve the citizens of the great state of Ohio.”

In an effort to continue serving its customers in the state, Advance America has obtained small-loan licenses from the Department of Commerce for its 244 Centers in Ohio. Once the election results are certified by the Ohio Secretary of State, the Company intends to offer a small loan product, under the Ohio Small Loan Act, at interest rates below the state’s usury cap, and check cashing and other services in compliance with applicable law in all centers located in Ohio. If, however, Advance America determines that it is unable to implement an economically viable alternative loan product in Ohio, it may close some or all of its centers in Ohio.

Separately, the ballot initiative in Arizona to extend the existing payday cash advance statute beyond its currently scheduled expiration of July 1, 2010 failed. Advance America is committed to working constructively with the Arizona legislature and other public officials to ensure access to affordable short-term loans in the future and to develop regulations that protect all consumers.

Advance America upholds the highest standards for business practices and customer satisfaction.

Like many financial institutions, Advance America strongly supports financial literacy and efforts to educate consumers about making sound short and long-term decisions related to their money. Given consumer demand for payday cash advance services, as well as the current economic climate facing the nation, fostering healthy personal financial choices is more important than ever.

About Advance America

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of payday cash advance services, with approximately 2,813 centers and 79 limited licensees in 33 states, the United Kingdom and Canada. The company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

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Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance, our business strategy, and expected developments in our industry are forward-looking statements.  Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2008 and September 30, 2008,  copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamericacash.com.